UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SYNALLOY CORPORATION
(Name of Registrant as Specified in Its Charter)

PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON UPG ENTERPRISES LLC PAUL DOUGLASS CHRISTOPHER HUTTER ANDEE HARRIS ALDO MAZZAFERRO BENJAMIN ROSENZWEIG JOHN P. SCHAUERMAN
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 Privet Fund LP and UPG Enterprises LLC, together with the other participants named herein (collectively, the “Stockholder Group”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of the Stockholder Group’s slate of highly qualified director nominees to the Board of Directors of Synalloy Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2020 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

After the close of business on June 23, 2020, the Stockholder Group issued the following press release, which was also posted to www.StrengthenSynalloy.com.

Privet Fund and UPG Enterprises Clarify Synalloy’s Deliberately Misleading Communications

Do Not be Fooled: Synalloy is Not “Giving” the Stockholder Group Board Representation and Incumbent Leadership Remains Firmly Opposed to Meaningful Change

Voting on Synalloy’s Blue Proxy Card Only Helps Reelect a Majority of the Incumbent Directors, Who Continue to Support an Unqualified, Underperforming and Conflicted CEO Without Any Articulated Strategy

Voting on the WHITE Proxy Card for the Stockholder Group’s Full Slate is the Only Way to Ensure Our Comprehensive Strategic Plan is Implemented and a Proven, Aligned CEO is Installed

Urges Stockholders to Focus on Which Slate Offers the Better People, Plan and Projected Results

ATLANTA & CHICAGO--(BUSINESS WIRE)--Privet Fund Management LLC (together with its affiliates, “Privet”) and UPG Enterprises LLC (together with its affiliates, “UPG” and collectively with Privet, the “Stockholder Group” or “we” or “us”), which collectively own approximately 24.9% of the outstanding common stock of Synalloy Corporation (NASDAQ: SYNL) (“Synalloy” or the “Company”), today sought to address the confusion created by the deliberately misleading communications that Synalloy has been disseminating to stockholders ahead of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on June 30, 2020. As a reminder, Privet and UPG have nominated five highly-qualified and independent candidates – Andee Harris, Chris Hutter, Aldo Mazzaferro, Ben Rosenzweig and John Schauerman – for election to the Company’s Board of Directors (the “Board”).

NOTHING HAS CHANGED IN THIS ELECTION CONTEST SINCE SYNALLOY BEGAN TRYING TO CONFUSE STOCKHOLDERS

•	Synalloy is not “giving” Privet and UPG any Board representation. Recently, the incumbent Board began to see the writing on the wall and resorted to a last ditch strategy of trying to dupe stockholders into believing Synalloy is “conceding” Board representation that the Stockholder Group is guaranteed.[1]

•	Synalloy is urging stockholders to vote on the blue proxy card, which will keep a majority of the incumbent directors on the Board and merely maintain the status quo.

•	Synalloy is not offering stockholders any strategy nor has it stated any value-creation objectives.

•	Synalloy is cherry-picking performance from random time periods in order to dress up disastrous return metrics and try to mislead stockholders. Synalloy stockholders, who have recently seen the value of their stock decline to below $8.00, ultimately know that a decade of poor performance cannot be “spun.”

•	Synalloy is blindly committed to failed Chief Executive Officer Craig Bram, who has earned roughly $1 million per year in average compensation while delivering dismal results for stockholders and perpetuating value-destructive conflicts such as running his own private investment firm out of the Company’s offices.[2]

•	Synalloy has not reached out to Privet and UPG to discuss a constructive compromise at any time in recent weeks, reinforcing our view that Mr. Bram and his allies are solely focused on retaining control.

•	Stockholders continue to face the same stark choice:

✓	A vote on Privet and UPG’s WHITE Proxy Card can ensure Synalloy benefits from a more aligned and qualified Board, a new Chief Executive Officer with significant industry operating experience and a credible strategic plan that targets up to $25 per share in near-term value.

x	A vote on Synalloy’s blue proxy card amounts to doubling down on the same long-tenured directors and Chief Executive Officer responsible for a 22% stock price decline in 2019 and 293% stock price underperformance relative to the NASDAQ 100 Non-Financial Index over the past decade.[3]

1 Synalloy’s Investor Presentation, filed on June 8, 2020.

2 Horizon Capital Management, Inc. Form ADV dated January 20, 2020 (https://reports.adviserinfo.sec.gov/reports/ADV/115815/PDF/115815.pdf).

3 Calculated as of 12/31/2019.

THIS ELECTION CONTEST IS ALL ABOUT WHICH SLATE OFFERS THE BETTER PEOPLE, PLAN AND PROJECTED RESULTS

•	Privet and UPG, which are firmly aligned with stockholders based on their sizable investments in Synalloy, have nominated a world-class slate of directors with industrial manufacturing experience, metals expertise, capital allocation and transaction acumen, human capital management knowhow, and strong track records serving on public company boards of directors.

•	Chris Hutter, who helped build UPG into a metals and manufacturing powerhouse 2.5x the size of Synalloy, aims to immediately focus 100% of his time on serving as Synalloy’s interim Chief Executive Officer and is looking forward to working with a reconstituted Board to reposition the Company as a thriving public market participant for years to come.

•	Our nominees have released a detailed strategy for increasing revenue, improving margins and reducing wasteful spending.

•	Our nominees’ strategic plan is a tangible roadmap for addressing excessive debt, revitalizing a neglected employee base and enhancing operations that can provide stockholders a realistic projected target: up to $25 per share in near-term value.

•	In contrast to our nominees, the incumbents are offering a Board comprised primarily of the same individuals, the same failed Chief Executive Officer and no reason to expect anything but the same results.

Do not be misled: Synalloy’s leadership will say anything to try to retain power.

Only by voting on the WHITE Proxy Card to elect all five of our nominees will stockholders benefit from our strategic plan and vision for a stronger Synalloy.

Please visit www.StrengthenSynalloy.com to review all materials pertaining to this contest and learn about how to vote on the WHITE Proxy Card.

About Privet Fund Management LLC

Privet Fund Management LLC is a private investment firm focused on investing in and partnering with small capitalization companies. The firm has flexible, long-term capital with the ability to effectuate investments across all levels of the capital structure. Privet was founded in 2007 and is based in Atlanta, GA.

About UPG Enterprises LLC

UPG Enterprises LLC is an operator of a diverse set of industrial companies focused on metals, manufacturing, distribution and logistics. Our success continues to be driven from within, starting with our dedicated employees who operate with a sense of urgency, commitment to customers and flexibility to do what’s right on the spot without question. With 25 locations throughout North America, its operations continue to grow with the intention of building a business based on culture, respect and growth. Founded by two families with multi-generational experience in various industries, UPG prides itself on having a long-term approach to business, entrepreneurial spirit and excellent teams that represent its family of companies. To learn more, visit www.upgllc.com.

Contacts

For Investors:

Saratoga Proxy Consulting
John Ferguson / Joe Mills, 212-257-1311
jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, 347-343-2999
gmarose@profileadvisors.com / ckiaie@profileadvisors.com